Exhibit (c)(11)



November 16, 2020

Project Gibraltar Preliminary Valuation Thoughts

Gibraltar Stock Price Since Separation of GCP

Gibraltar Stock Price Performance

(Since GCP Spin)

	Share Price	Current Premium (Discount)
Current	$54.38	--
Price at GCP Spin	67.95	(20.0%)
All Time High	79.61	(31.7)
VWAP		
YTD	$48.57	12.0%
L1Y	50.08	8.6
L2Y	59.48	(8.6)



$100.00
80.00
$67.95
60.00
40.00
20.00
Feb-16 May-16 Aug-16 Nov-16 Feb-17 May-17 Aug-17 Nov-17 Feb-18 May-18 Aug-18 Nov-18 Feb-19 May-19 Aug-19 Nov-19 Feb-20 May-20 Aug-20 Nov-20
April 22, 2016: Announces acquisition of BASF's Polyolefin Catalysts Business for $250mm
December 14, 2017: Announces acquisition of Albemarle's Polyolefin Catalysts business for $416mm
May 5, 2018: 40 North 13D Filing (Discloses 9.9% Stake)
August 30, 2019: 40 North increased holdings to 14.8%
March 23, 2020: COVID-19 Market Trough
February 4, 2016: Gibraltar Spin-Off, GCP, completes first "regular way" day of trading
February 8, 2018: One-day share price decrease of 8.0% post Q4 2017 earnings announcement. Aside from lower than expected Materials Technologies EBIT margins, Gibraltar posted modest beats across the business. Broker reaction widely positive; however, markets did not view earnings as favorably
December 26, 2018: 40 North discloses increased holding to 13.9%
February 20, 2019: 40 North 13D Filing (Discloses 14.0% Stake) and Gibraltar adds 2 board seats in collaboration with 40 North
January 16, 2020: Gibraltar's current 52 week high of $73.36
November 9, 2020 Unsolicited offer from 40 North for $60/share
Gibraltar: $54.38 (20.0%)
March 31, 2020: 40 North increased holdings to 14.9%
October 14, 2020: Kathleen Reiland (40 North's representative) resigned from the board

Source: FactSet. Market data as of 11/13/2020.

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Gibraltar and Peer Trading Multiples Over Time

FV / NTM EBITDA

(Since GCP Spin)

	FV / NTM EBITDA (Average)				
	Current	1-Year	2-Year	3-Year	Since Spin
Gibraltar	10.4x	9.5x	10.0x	10.3x	10.9x
Albemarle	18.7	13.1	10.8	11.2	12.1
Umicore	11.7	13.3	12.2	12.9	12.2
Clariant	9.2[1]	9.5	8.5	8.4	8.0
Johnson Matthey	8.8	8.3	8.6	8.9	9.2
Peer Average	12.1	11.0	10.0	10.4	10.4


20.0x
18.0
16.0
14.0
12.0
10.0
8.0
6.0
4.0
Feb-16 May-16 Aug-16 Nov-16 Feb-17 May-17 Aug-17 Nov-17 Feb-18 May-18 Aug-18 Nov-18 Feb-19 May-19 Aug-19 Nov-19 Feb-20 May-20 Aug-20 Nov-20
Albemarle 18.7x
Umicore 11.7x
Gibraltar 10.4x
Clariant 9.2x[1]
JM 8.8x

FV / LTM EBITDA

(Since GCP Spin)

	FV / LTM EBITDA (Average)				
	Current	1-Year	2-Year	3-Year	Since Spin
Gibraltar	12.2x	9.9x	10.6x	10.9x	11.1x
Albemarle	18.8	12.3	10.8	11.7	12.7
Umicore	13.2	14.8	13.6	14.7	13.7
Clariant	9.8[1]	9.2	8.5	8.5	8.2
Johnson Matthey	9.3	8.3	8.8	9.3	9.6
Peer Average	12.8	11.1	10.4	11.0	11.1


20.0x
18.0
16.0
14.0
12.0
10.0
8.0
6.0
4.0
Feb-16 May-16 Aug-16 Nov-16 Feb-17 May-17 Aug-17 Nov-17 Feb-18 May-18 Aug-18 Nov-18 Feb-19 May-19 Aug-19 Nov-19 Feb-20 May-20 Aug-20 Nov-20
Albemarle 18.8x
Umicore 13.2x
Gibraltar 12.2x
Clariant 9.8x[1]
JM 9.3x

Source: Company filings, FactSet. Market data as of 11/13/2020.

(1) Pro forma for cash consideration of CHF 1.41bn for sale of Masterbatches business and announced cash distribution of CHF 990mm. Includes estimated discontinued EBITDA contribution from Pigments, as business unit has not yet sold.

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Gibraltar NTM EBITDA Distribution Since Spin (Prior to Offer)

Firm Value / NTM EBITDA Distribution Since GCP Spin, Prior to Unsolicited Offer on 11/9

Since Spin (Prior to Offer)	
1st Quartile	10.2x
2st Quartile	11.2x
3st Quartile	11.5x
Mode	11.4x



45%
40
35
30
25
20
15
10
5
0
Volume weighted average multiple (VWAM) = 10.9x
Current FV/ NTM EBITDA: 10.4x
7%
13%
24%
43%
11%
2%
<=9x
>9x-10x
>10x-11x
>11x-12x
>12x-13x
>13x

Source: Company Filings, FactSet. Market Data as of 11/13/2020

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Wall Street Perspectives on Gibraltar

Selected Analyst Recommendations

Broker	Date	Primary Valuation Methodology	Rating	Target Price	Premium/ (Discount) to Current	
Seaport Global Securities	9-Nov-20	-	Buy	$70.00	28.7%	*High*
UBS	9-Nov-20	PE Multiple	Buy	67.00	23.2	
BMO Capital Markets	9-Nov-20	2021E EBITDA Multiple	Buy	64.00	17.7	
Vertical Research Partner:	28-Oct-20	-	Buy	64.00	17.7	
CL King & Associates	9-Nov-20	-	Buy	63.00	15.9	
Berenberg	9-Nov-20	2021E EBITDA Multiple	Buy	60.00	10.3	
Wells Fargo Securities	9-Nov-20	2021E EBITDA Multiple	Hold	60.00	10.3	
Jefferies	6-Nov-20	2022E PE Multiple	Hold	60.00	10.3	
Loop Capital Markets	6-Nov-20	2021E EBITDA multiple	Hold	60.00	10.3	
Baird	9-Nov-20	2022E EBITDA Multiple	Buy	59.00	8.5	
Credit Suisse	9-Nov-20	2021E EBITDA Multiple	Buy	57.00	4.8	
Goldman Sachs	2-Nov-20	2021/2022 EBITDA Multiple	Buy	55.00	1.1	*Low*
High				$70.00	28.7%	
Median				60.00	10.3	
Low				55.00	1.1	
Current Gibraltar Stock Price				**$54.38**	--	

Decreasingly Viewed as a Buy


92%
92%
92%
85%
85%
83%
83%
75%
77%
75%
15%
15%
17%
17%
25%
23%
25%
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Current
Hold
Buy

Brokers Adjusted Target Price Down


$92.00
$89.00
$92.00
$95.00
$95.00
$94.00
$94.00
$80.00
$75.00
$70.00
$76.00
$78.00
$77.00
$81.00
$81.00
$72.00
$69.00
$45.00
$45.00
$55.00
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Current
Target Price Range (Low to High)
Median Target Share Price

Analyst Views on Gibraltar

BMO – October 2020

"Clearly the "bloom is off the rose" with regard to expectations for longer-term growth for the Refining Catalyst business and while that isn't a surprise, the rhetoric has hit a fevered pitch, and we aren't sure that changes given what may be a "blue wave" coming with the election. Additionally, **[Gibraltar] always seems to have something that disrupts its progress (customer outages/explosions, hurricanes, operating issues)** and while many are not self-inflicted, **they are typically big enough to derail progress/growth/etc.** and this is a risk that we have to factor in."

Wells Fargo – October 2020

"While [Gibraltar] has a portfolio with high margins, **its growth story is partly tied to fuel demand/oil refining which garners an uncertain future**... Currently, refinery utilization and transportation fuel demand remain ~10% below normal levels…pricing remains a headwind in the near term with customers switching to lower performance catalysts in effort to reduce operating costs "

Goldman Sachs – October 2020

"Downside risks include worsening raw material inflation and weak transportation fuel demand. Additionally, {Gibraltar]'s relatively **lower leverage to a cyclical upturn vs. more commodity-focused names could drive underperformance-risk**."

Source: FactSet, Bloomberg, and Wall Street Research. Market data as of 11/13/2020.
Note: Excludes Monness, Crespi, Hardt report not recently updated.

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Gibraltar EBITDA Wall Street Estimates Over Time

Consensus EBITDA Estimates Over Time

($ mm)



2019E
2020E
2021E
$750
700
650
600
550
500
450
400
350
300
$702
$640
$599
$574
(4.2%)
$532
(24.2%)
$418
(34.6%)
Jan-18
Mar-18
May-18
Jul-18
Sep-18
Nov-18
Jan-19
Mar-19
May-19
Jul-19
Sep-19
Nov-19
Jan-20
Mar-20
May-20
Jul-20
Sep-20
Nov-20

Source: FactSet. Market Data as of 11/13/2020.

Acquisition of Gibraltar – Analysis at Various Prices

($ in millions, except per share data)		Gibraltar @ Market	$55.00	$60.00	$62.50	$65.00	$67.50	$70.00	$75.00	$80.00
			Illustrative Gibraltar Share Price							
Share Price Premium / Discount to:			*Illustrative Range of Premia*							
Current Share Price	*$54.38*	--	*1.1%*	*10.3%*	*14.9%*	*19.5%*	*24.1%*	*28.7%*	*37.9%*	*47.1%*
Unaffected Share Price (10/13/2020) [1]	*40.06*	*35.7*	*37.3*	*49.8*	*56.0*	*62.3*	*68.5*	*74.7*	*87.2*	*99.7*
Price at Spin (2/4/2016)	*67.95*	*(20.0)*	*(19.1)*	*(11.7)*	*(8.0)*	*(4.3)*	*(0.7)*	*3.0*	*10.4*	*17.7*
High Since Spin (07/04/2019)	*79.61*	*(31.7)*	*(30.9)*	*(24.6)*	*(21.5)*	*(18.4)*	*(15.2)*	*(12.1)*	*(5.8)*	*0.5*
3-Calendar Month VWAP	*45.38*	*19.8*	*21.2*	*32.2*	*37.7*	*43.2*	*48.7*	*54.3*	*65.3*	*76.3*
6-Calendar Month VWAP	*47.61*	*14.2*	*15.5*	*26.0*	*31.3*	*36.5*	*41.8*	*47.0*	*57.5*	*68.0*
Avg. Cost Basis for Top 25 Shareholders [2]	*63.45*	*(14.3)*	*(13.3)*	*(5.4)*	*(1.5)*	*2.4*	*6.4*	*10.3*	*18.2*	*26.1*
52-Week High (01/16/2020)	*73.36*	*(25.9)*	*(25.0)*	*(18.2)*	*(14.8)*	*(11.4)*	*(8.0)*	*(4.6)*	*2.2*	*9.1*
52-Week Low (03/19/2020)	*26.75*	*103.3*	*105.6*	*124.3*	*133.6*	*143.0*	*152.3*	*161.7*	*180.4*	*199.1*
Fully Diluted Shares Outstanding		66.2	66.2	66.2	66.2	66.2	66.2	66.2	66.3	66.3
Equity Value		**$3,599**	**$3,640**	**$3,971**	**$4,137**	**$4,302**	**$4,468**	**$4,635**	**$4,969**	**$5,303**
Plus: Debt [3]		2,023	2,023	2,023	2,023	2,023	2,023	2,023	2,023	2,023
Plus: Minority Interest		4	4	4	4	4	4	4	4	4
Less: Cash		(269)	(269)	(269)	(269)	(269)	(269)	(269)	(269)	(269)
Firm Value		**$5,358**	**$5,399**	**$5,730**	**$5,895**	**$6,061**	**$6,226**	**$6,393**	**$6,727**	**$7,062**
Plus: Pension Liability		372	372	372	372	372	372	372	372	372
Pension Adjusted Firm Value		**$5,730**	**$5,771**	**$6,102**	**$6,267**	**$6,433**	**$6,598**	**$6,765**	**$7,100**	**$7,434**
Valuation Metrics										
Firm Value / EBITDA	**Metric**									
CY 2019A EBITDA	$574	9.3x	9.4x	10.0x	10.3x	10.6x	10.9x	11.1x	11.7x	12.3x
Adjusted Pro Forma 2020E EBITDA[4]	501	10.7	10.8	11.4	11.8	12.1	12.4	12.8	13.4	14.1
CY 2020E EBITDA	436	12.3	12.4	13.1	13.5	13.9	14.3	14.7	15.4	16.2
CY 2021E EBITDA	547	9.8	9.9	10.5	10.8	11.1	11.4	11.7	12.3	12.9
CY 2022E EBITDA	593	9.0	9.1	9.7	9.9	10.2	10.5	10.8	11.3	11.9
Pension Adj. Firm Value / EBITDAP[5]										
CY 2019A EBITDAP	$592	9.7x	9.8x	10.3x	10.6x	10.9x	11.1x	11.4x	12.0x	12.6x
Adjusted Pro Forma 2020E EBITDAP[4]	515	11.1	11.2	11.9	12.2	12.5	12.8	13.1	13.8	14.4
CY 2020E EBITDAP	450	12.7	12.8	13.6	13.9	14.3	14.7	15.0	15.8	16.5
CY 2021E EBITDAP	563	10.2	10.3	10.8	11.1	11.4	11.7	12.0	12.6	13.2
CY 2022E EBITDAP	611	9.4	9.4	10.0	10.3	10.5	10.8	11.1	11.6	12.2

Source: FactSet, company filings. Market data as of 11/13/2020.
(1) Day before Kathleen Reiland resigned from the board (10/14/2020).
(2) Excluding 40 North.
(3) Includes debt issuance costs; excludes contingent liabilities.
(4) Adjustments include H2 Annualized EBITDA of $477 + Hurricane Laura adjustment of $24mm.
(5) Includes certain pension costs of ($18)mm for 2019A, ($14)mm for 2020E, ($15)mm for 2021E and ($18)mm for 2022E.

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Implied Multiples at Total Transaction Values

($ in millions, except per share data)		Gibraltar @ Market	Illustrative Gibraltar Share Price $55.00	$60.00	$62.50	$65.00	$67.50	$70.00	$75.00	$80.00
Share Price Premium / Discount to:			*Illustrative Range of Premia*							
Current Share Price	*$54.38*	--	*1.1%*	*10.3%*	*14.9%*	*19.5%*	*24.1%*	*28.7%*	*37.9%*	*47.1%*
Fully Diluted Shares Outstanding		66.2	66.2	66.2	66.2	66.2	66.2	66.2	66.3	66.3
Equity Value		**$3,599**	**$3,640**	**$3,971**	**$4,137**	**$4,302**	**$4,468**	**$4,635**	**$4,969**	**$5,303**
Plus: Debt [1]		2,023	2,023	2,023	2,023	2,023	2,023	2,023	2,023	2,023
Plus: Minority Interest		4	4	4	4	4	4	4	4	4
Less: Cash		(269)	(269)	(269)	(269)	(269)	(269)	(269)	(269)	(269)
Firm Value		**$5,358**	**$5,399**	**$5,730**	**$5,895**	**$6,061**	**$6,226**	**$6,393**	**$6,727**	**$7,062**
Plus: Pension Liability		372	372	372	372	372	372	372	372	372
Pension Adjusted Firm Value		**$5,730**	**$5,771**	**$6,102**	**$6,267**	**$6,433**	**$6,598**	**$6,765**	**$7,100**	**$7,434**
Plus: Environmental Liabilities		106	106	106	106	106	106	106	106	106
Plus: CoC Payments & Debt Breakage Costs		89	89	89	89	89	89	89	89	89
Plus: Transaction Expenses (2% of Firm Value)		107	108	115	118	121	125	128	135	141
Total Transaction Value		**$6,032**	**$6,074**	**$6,411**	**$6,580**	**$6,749**	**$6,918**	**$7,088**	**$7,429**	**$7,770**
Less: Present Value of NOLs		(334)	(334)	(334)	(334)	(334)	(334)	(334)	(334)	(334)
Total Transaction Value - Including NOLs		**$5,698**	**$5,740**	**$6,077**	**$6,246**	**$6,415**	**$6,584**	**$6,754**	**$7,095**	**$7,436**
Valuation Metrics										
Transaction Value / EBITDA	**Metric**									
CY 2019A EBITDA	$574	10.5x	10.6x	11.2x	11.5x	11.8x	12.1x	12.4x	13.0x	13.5x
Adjusted Pro Forma 2020E EBITDA[2]	501	12.0	12.1	12.8	13.1	13.5	13.8	14.2	14.8	15.5
CY 2020E EBITDA	436	13.8	13.9	14.7	15.1	15.5	15.9	16.3	17.0	17.8
CY 2021E EBITDA	547	11.0	11.1	11.7	12.0	12.3	12.6	13.0	13.6	14.2
CY 2022E EBITDA	593	10.2	10.2	10.8	11.1	11.4	11.7	11.9	12.5	13.1
Adjusted Transaction Value – Including NOLs / EBITDA										
CY 2019A EBITDAP	$592	9.6x	9.7x	10.3x	10.6x	10.8x	11.1x	11.4x	12.0x	12.6x
Adjusted Pro Forma 2020E EBITDAP[2]	515	11.1	11.1	11.8	12.1	12.5	12.8	13.1	13.8	14.4
CY 2020E EBITDAP	450	12.7	12.8	13.5	13.9	14.3	14.6	15.0	15.8	16.5
CY 2021E EBITDAP	563	10.1	10.2	10.8	11.1	11.4	11.7	12.0	12.6	13.2
CY 2022E EBITDAP	611	9.3	9.4	9.9	10.2	10.5	10.8	11.1	11.6	12.2

Source: FactSet, company filings. Market data as of 11/13/2020.
(1) Includes debt issuance costs; excludes contingent liabilities.
(2) Adjustments include H2 Annualized EBITDA of $477 + Hurricane Laura adjustment of $24mm.

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Gibraltar: Public Comparable Valuation Benchmarking

Firm Value / CY 2020E EBITDA



19.5x
13.1x
Median: 11.6x
10.1x(1)
9.3x
Multiple Based on Wall Street Consensus Median: 12.8x
12.3x(2)
Multiple Based on Wall Street Consensus Median: 10.5x
10.1x(2)(3)
ALBEMARLE
umicore
CLARIANT
JM Johnson Matthey
Gibraltar (Current)
Gibraltar (Unaffected)

Firm Value / CY 2021E EBITDA



18.6x
11.5x
Median: 10.3x
9.0x(1)
8.7x
Multiple Based on Wall Street Consensus Median: 10.1x
9.8x(2)
Multiple Based on Wall Street Consensus Median: 8.3x
8.1x(2)(3)
ALBEMARLE
umicore
CLARIANT
JM Johnson Matthey
Gibraltar (Current)
Gibraltar (Unaffected)

Source: FactSet, Company Filings. Market Data as of 11/13/2020.
(1) Pro forma for cash consideration of CHF 1.41bn for sale of Masterbatches business and announced cash distribution of CHF 990mm. Includes estimated discontinued EBITDA contribution from Pigments, as business unit has not yet sold.
(2) Calculated using 40 North's EBITDA estimates.
(3) Calculated using Gibraltar's unaffected share price of $40.06 as of 10/13/2020.

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